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NABI BIOPHARMACEUTICALS
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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



         Set forth below is a listing of all of the existing subsidiaries of the Registrant. The Registrant owns 100% of the stock of each of the subsidiaries listed below.



SUBSIDIARIES                                    STATE OR NATION OF INCORPORATION



NABI Foreign Sales, Ltd................................Barbados, West Indies

BioMune Corporation.................................................Delaware